UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

August 20, 2019

Date of Report (Date of earliest event reported)

BIOLASE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36385	87-0442441
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

4 Cromwell

Irvine, California 92618

(Address of principal executive offices) (Zip Code)

(949) 361-1200

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	BIOL	The NASDAQ Stock Market LLC (NASDAQ Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

On August 20, 2019, BIOLASE, Inc., a Delaware corporation (the “Company”), entered into Letter Agreement (the “Letter Agreement”) with SWK Funding LLC (“SWK”), in connection with that certain Credit Agreement (the “Credit Agreement”), by and among the Company, SWK, and the lender parties thereto.

The Letter Agreement contains representations, warranties, covenants, releases, and conditions customary for a loan non-compliance and forbearance letter of this type. Pursuant to the terms and conditions of the Letter Agreement, SWK agreed to waive the effect of the Company’s potential non-compliance with certain unencumbered liquid assets financial operating covenants as set forth in the Credit Agreement, and SWK agreed to forbear from exercising rights and remedies otherwise available to it in the event of such non-compliance through September 30, 2019, or earlier in the event that an additional secured financing is consummated or an default occurs under the Credit Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOLASE, INC.

Date: August 26, 2019	By:	/s/ Todd Norbe
Todd Norbe
President and Chief Executive Officer